Exhibit 10(g)

FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT
(EXECUTIVE OFFICER)

THIS AGREEMENT, made and entered into as of the Award Date by and between DeVry Inc., a Delaware corporation (“DeVry”), and the Participant.

WHEREAS, DeVry maintains the DeVry Inc. Incentive Plan of 2005 (the “Plan”); and

WHEREAS, the Participant is an officer of DeVry or one of its subsidiaries, who is subject to Section 16 of the Securities and Exchange Act of 1934 and has been selected by the Compensation Committee of DeVry’s Board of Directors (the “Committee”) to receive the grant of a stock option under the Plan.

NOW, THEREFORE, DeVry and the Participant hereby agree as follows:

1.                  Grant; Option Price.  This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of a stock option to purchase a total of number of shares of Common Stock of DeVry as set forth above (the “Option”).  The purchase price of each share of Common Stock subject to the Option shall be the Purchase Price set forth above. The grant is intended to be an incentive stock option as that term is described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Agreement and Option grant shall be subject to the following terms and conditions and the provisions of the Plan, which are hereby incorporated by reference.  A copy of the Plan may be obtained by the Participant from the office of the Secretary of DeVry or from the stock administrator’s website.

2.                  Vesting and Expiration of Option.  Subject to the following terms and conditions of this Agreement, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth above, and all rights with respect to the Option shall automatically terminate on the Expiration Date as set forth above.

(a)                If the Participant`s employment with DeVry and all affiliates terminates due to death or disability, the Option shall become fully vested and exercisable as of the date of such termination and shall continue to be exercisable until the Expiration Date.  For this purpose, “disability” means the Participant’s being determined to be disabled under DeVry’s long-term disability plan, regardless of whether the Participant is an actual participant in such plan (if the Participant is a participant in such plan, the determination of disability shall be made by the party responsible for making such determination under the plan, and if the Participant is not a participant in such plan, the determination of disability shall be made by the Committee in its sole discretion).

(b)               If the Participant`s employment with DeVry and all affiliates terminates due to mutual agreement, the Participant shall be credited with one additional year of service for purposes of determining the vested and exercisable portion of the Option and such portion of the Option shall continue to be exercisable until the earlier of the first anniversary of such termination of employment or the Expiration Date.  For this purpose, "mutual agreement" means a written agreement between DeVry and the Participant that the Participant’s employment with DeVry and all affiliates will be voluntarily terminated; provided that such agreement must be executed by the Participant within 21 days after written notice is given by either party of the impending termination, and if no such agreement is executed by the Participant within such 21-day period, no mutual agreement shall be deemed to exist.

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(c)                If the Participant`s employment with DeVry and all affiliates terminates due to retirement, the Option shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Notice, and once vested and exercisable, shall remain exercisable until the Expiration Date.  For this purpose, "retirement" means the Participant`s termination without cause on or after the date on which the Participant has attained age 55 and the sum of his or her age and service equals or exceeds 65.  For this purpose (i) the term “cause” means the Participant’s termination of employment due to unsatisfactory performance or conduct detrimental to DeVry or its affiliates, as determined solely by DeVry and (ii) the term “service” means the Participant’s period of employment with DeVry and all affiliates (including any predecessor company or business acquired by DeVry or any affiliate, provided the Participant was immediately employed by DeVry or any affiliate).  Age and service shall be determined in fully completed years.

Any Participant whose employment terminates due to retirement as described in this Section 2(c) must execute and deliver to DeVry an agreement, in a form prescribed by DeVry, and in accordance with procedures established by DeVry, that he or she will not compete with, or solicit employees of, DeVry and its affiliates for the remainder of the vesting period, and that he or she releases all claims against DeVry and its affiliates.  If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, the Option shall be forfeited to DeVry on the date of the Participant’s retirement.

(d)               If the Participant`s employment with DeVry and all affiliates is terminated without cause (as defined in Section 2(c) above), or due to his or her resignation, the portion of the Option not then vested and exercisable shall be cancelled and forfeited and the portion of the Option then vested and exercisable shall continue to be exercisable for 90 days following the date of such termination of employment.

(e)                If the Participant`s employment with DeVry and all affiliates is terminated for cause (as defined in Section 2(c) above), the portion of the Option not then vested and exercisable shall be cancelled and forfeited and no portion of the Option shall be exercisable after the date of such termination of employment.

(f)                For purposes of this Agreement, the term “affiliate” means each entity with whom DeVry would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination.

(g)               If the Committee determines, in its sole discretion, that there is an Excess Award, the Excess Award shall be satisfied:

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(i)                 From any portion of the Award that has not yet been exercised, by (A) forfeiting the unvested portion of the Award, then (B) to the extent necessary, forfeiting the vested portion of the Award not yet exercised.

(ii)               To the extent necessary with respect to the portion of the Award that has been exercised, by (A) the Participant returning the Shares issued under this Award (and repayment to the Participant of the purchase price paid for those shares), (B) forfeiting all or any portion of the Participant’s other Awards, (C) in the Committee’s sole discretion, entering into an agreement with the Participant for the repayment of all or any portion of an Excess Award, (D) to the extent permitted by law, offsetting any portion of an Excess Award against any other amounts owed to the Participant by DeVry or any affiliate, (E) in the Committee’s sole discretion, pursuing legal action against the Participant to secure repayment of the Excess Award, and/or (F) any other method of recoupment the Committee determines is appropriate.

(h)               For purposes of this Agreement:

(i)                 “Excess Award” shall mean all or any portion of this Award that the Committee determines, in its sole discretion, was granted based on the financial results that subsequently become Restated Financials and/or the value of which was impacted by the Restated Financials.

(ii)               “Restated Financials” shall mean any applicable financial results of DeVry and/or one or more of its affiliates that are subsequently restated due to conduct by the Participant that the independent directors of the Board of Directors or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal.

(i)                 The foregoing provisions of this Section 2 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Participant and DeVry, and the provisions in such employment security agreement or severance agreement concerning vesting and exercise of an Option shall supersede any inconsistent or contrary provision of this Section 2.

(j)                 If the Fair Market Value of shares subject to the portion of an Option (determined with respect to each Option at the time of grant) that vests during a calendar year exceeds $100,000, the portion of such Option that exceeds this limitation shall be a nonqualified stock option.  Thus, accelerated vesting of the Option may result in all or any part of the Option being treated as a nonqualified stock option.

3.                  Exercise.

(a)                While the Option is vested and exercisable pursuant to Section 2, the Option may be exercised in whole or in part by filing a written notice with the Secretary of DeVry at its corporate headquarters.  The exercise notice must be filed by the Participant, or his or her beneficiary in the event of the Participant’s death, while the Option is still exercisable, must specify the number of shares of Common Stock which the Participant elects to purchase and must be accompanied by payment of the purchase price.

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(b)               Payment of the purchase price shall be by one or more of the following methods: (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice and irrevocable instructions to deliver the purchase price to DeVry from the proceeds of the sale of shares subject to the Option, (iii) by delivery (including attestation) to DeVry of other shares of Common Stock owned by the Participant that is acceptable to DeVry, valued at its then Fair Market Value, or (iv) by directing DeVry to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a Fair Market Value equal to the amount of the payment to be withheld.

(c)                No shares of Common Stock shall be issued upon exercise of the Option until full payment of the exercise price has been made.

4.                  Change in Control.  In the event of a Change in Control of DeVry (as defined in the Plan), the Option shall become immediately vested and exercisable, and the Committee shall have the sole discretion to appropriate actions with respect to the vested Option, including:  (i) to provide for the mandatory purchase of the Option for an amount of cash equal to the difference between the purchase price of the Option and the then Fair Market Value of the Common Stock covered by the Option, multiplied by the number of shares of Common Stock covered by the Option; or (ii) to cause such Option to be assumed by, and converted to equity awards for Common Stock of, the acquiring or surviving corporation.

5.                  Transferability.  The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

6.                  Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee.  The Committee shall have all of the powers with respect to this Agreement as with respect to the Plan.  Any interpretation of, or decision with respect to, this Agreement made by the Committee shall be final and binding on all persons.

7.                  Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

8.                  Successors.  This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of DeVry, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.

9.                  Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries to exercise any vested Option and to whom distribution of the shares of Common Stock subject to the vested Option is to be made, in the event of his or her death.  Each such designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee during his or her lifetime.  In the absence of any such designation, or if all beneficiaries predecease the Participant, then the Participant’s beneficiary shall be his or her estate.

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10.              Participant and Stockholder Status.  This Agreement does not constitute a contract of continued service and does not give the Participant the right to be retained as an employee of DeVry.  This Agreement does not confer upon the Participant any right as a stockholder of DeVry prior to the issuance of Common Stock pursuant to the exercise of the Option.

11.              Amendment.  This Agreement may be amended by written agreement of the Participant and the Committee.

12.              Governing Law.  This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

13.              Acceptance of Agreement by Participant.  The Participant’s receipt of the Option is conditioned upon the acceptance of this Agreement by the Participant no later than 60 days after the Award Date set forth above or, if later, 30 days after the Participant receives this Agreement.  Upon execution of the Agreement, the Participant and DeVry signify their agreement with the terms and conditions of this Agreement.

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